For the fiscal year ended (a) February 28,
2001
File number: 811-5296

	SUB-ITEM 77C
	Submission of Matters to a Vote of Security
Holders

A Special Meeting of Shareholders was
held on December 1, 2000. At such meeting the shareholders approved the following proposals:

a)	Approval of the election of the
following Directors each to hold
office until the earlier to occur
of (i) the next meeting of
Shareholders at which Directors are
elected and until his or her
successor shall have been duly
elected and shall have qualified or
(ii) their terms expire in
accordance with the Funds
retirement policy:

	Affirmative		Authority
					votes cast
Withheld
Class I

		David R. Odenath, Jr.
	9,667,076.83		230,605.56

		Nancy H. Teeters
	9,634,162.83		263,519.56

		Louis A. Weil III
	9,660,513.83		237,168.56

b)	Approval of the selection of
independent accountants for the
Fund conditioned upon the right by
vote of a majority of such Funds
outstanding voting shares at any
meeting called for the purpose to
terminate such employment forthwith
without penalties.

Affirmative			 Negative

votes cast			votes cast
		Abstain
9,732,193.32			96,982.47
		68,509.60